Exhibit 23

McGladrey & Pullen
Certified Public Accountants







Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in Registration Statement Nos. 33-67114 and 333-17695 of AMREP Corporation on Form S-8 of our report, dated June 9, 2004, appearing in this Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2004.


/s/McGladrey & Pullen, LLP
--------------------------
Davenport, Iowa
July 22, 2004














McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.